                                                                    EXHIBIT 11



                                KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS



($ Millions)                                                                                Fiscal Year Ended
                                                                  ------------------------------------------------------------------
                                                                  January 28,  January 29,  January 31,   January 25,  January 26,
                                                                      1998         1997        1996*         1995*        1994*
                                                                  ------------------------------------------------------------------
I.  Basic earnings per common share:

Income (loss) from continuing operations before
  extraordinary item and the effect of accounting changes            $   249    $  231    $(230)          $  96           $(179)
Less:  Series B and C convertible preferred shares dividend               --        --       (6)             (9)             (9)
 payment                                                          ------------------------------------------------------------------

(a)  Income (loss) available to common shareholders from continuing
         operations before extraordinary item                            249       231     (236)             87            (188)
         and the effect of accounting changes
(b)  Discontinued operations including the effect of accounting
         changes, net of income taxes                                     --        (5)    (260)             83            (234)
(c)  Gain (loss) on disposal of discontinued operations,
         net of income taxes                                              --      (446)     (30)            117            (520)
(d)  Extraordinary item, net of income taxes                              --        --      (51)             --             (10)
(e)  Effect of accounting changes, net of income taxes                    --        --       --              --             (31)
                                                                  ------------------------------------------------------------------
(f)  Adjusted net income (loss) (1)                                  $   249    $ (220)   $(577)          $ 287           $(983)
                                                                  ==================================================================
(g)  Weighted average common shares outstanding                        487.1     483.6    459.8           427.2           408.1
                                                                  ==================================================================
Basic earnings per common share:

Income (loss) available to common shareholders from
         continuing operations
         before extraordinary item and the                           $  0.51 $    0.48   $(0.51)          $0.20          $(0.46)
         effect of accounting changes (a)/(g)
Discontinued operations including the effect of accounting
         changes, net of income taxes (b)/(g)                             --     (0.01)   (0.57)           0.20           (0.57)
Gain (loss) on disposal of discontinued operations,
         net of income taxes (c)/(g)                                      --     (0.92)   (0.06)           0.27           (1.27)
Extraordinary item, net of income taxes (d)/(g)                           --        --    (0.11)             --           (0.02)
Effect of accounting changes, net of income taxes (e)/(g)                 --        --       --              --           (0.08)
                                                                  ------------------------------------------------------------------
Net income (loss) (f)/(g)                                            $  0.51 $   (0.45)  $(1.25)         $ 0.67          $(2.40)
                                                                  ==================================================================


     * Prior year amounts have been restated for the effect of discontinued operations.

     (1) Adjusted net income (loss) included an after-tax provision of $81 million or $0.17 per share for fiscal 1997 related to the non recurring charge for the voluntary early retirement program, $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and an after-tax provision of $579 million or $1.27 per share for fiscal 1993 for store restructuring and other charges.

                                KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS




($ Millions)                                                                                     Fiscal Year Ended
                                                                    ---------------------------------------------------------------
                                                                    January 28,  January 29,  January 31,  January 25,  January 26,
                                                                        1998         1997        1996*        1995*        1994*
                                                                    ---------------------------------------------------------------
II   Earnings per common and common equivalent share assuming
     dilution:

    Income (loss) from continuing operations before
    extraordinary item
             and the effect of accounting changes                         $   249    $   231    $  (230)   $    96   $ (179)
    Add: Dividends Preferred Stock, Net                                        49         31         --         --       --
                                                                    ---------------------------------------------------------------
    (h)  Adjusted Income (loss) from continuing operations before
               extraordinary item and the effect of accounting changes        298        262       (230)        96     (179)
    (i)  Discontinued operations including the effect of accounting
             changes, net of income taxes                                      --         (5)      (260)        83     (234)
    (j)  Gain (loss) on disposal of discontinued operations,
             net of income taxes                                               --       (446)       (30)       117     (520)
    (k)  Extraordinary item, net of income taxes                               --         --        (51)        --      (10)
    (l)  Effect of accounting changes, net of income taxes                     --         --         --         --      (31)
                                                                    ---------------------------------------------------------------
    (m)  Adjusted net income (loss)(1)                                    $   298    $  (189)   $  (571)   $   296   $ (974)
                                                                    ===============================================================
    Weighted average common shares outstanding                              487.1      483.6      459.8      427.2    408.1
    Weighted average $3.41 Depository Shares outstanding
      (each representing 1/4 share Series A conversion preferred)              --         --         --       29.2     46.0
    Weighted average Series B and C convertible preferred
    shares outstanding                                                         --         --         --        9.7      8.0
    Weighted Average Trust Convertible Preferred                             66.7       41.4         --         --       --
    Stock Options:
      Common shares assumed issued                                           16.3       13.0        1.6        2.2     16.1
      Less:  common shares assumed repurchased                              (11.7)     (10.5)      (1.5)      (2.0)   (13.5)
                                                                    ---------------------------------------------------------------
                                                                              4.6        2.5        0.1        0.2      2.6
                                                                    ---------------------------------------------------------------
    (n)  Applicable common shares, as adjusted                              558.4      527.5      459.9      466.3    464.7
                                                                    ===============================================================

    Diluted earnings per common and common equivalent share:

    Adjusted income (loss) from continuing operations before
             extraordinary item and the effect of accounting
             changes (h)/(n)                                              $  0.53    $  0.50    $ (0.50)   $  0.21   $(0.39)
    Discontinued operations including the effect of accounting
             changes, net of income taxes (i)/(n)                              --      (0.01)     (0.57)      0.17    (0.50)
    Gain (loss) on disposal of discontinued operations,
             net of income taxes (j)/(n)                                       --      (0.85)     (0.06)      0.25    (1.12)
    Extraordinary item, net of income taxes (k)/(n)                            --         --      (0.11)        --    (0.02)
    Effect of accounting changes, net of income taxes (l)/(n)                  --         --         --         --    (0.07)
                                                                    ---------------------------------------------------------------
    Net income (loss) (m)/(n)                                             $  0.53 $  $ (0.36)   $ (1.24)   $  0.63   $(2.10)
                                                                    ===============================================================
                                                                           (2)      (2)        (2)        (2)      (2)




     *Prior year amounts have been restated for the effect of discontinued operations.

     (1) Adjusted net income (loss) included an after tax provision of $81 million or $0.15 per share for fiscal 1997 related to the charge for the voluntary early retirement program, an after tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and an after tax provision of $579 million or $1.25 per share for fiscal 1993 for store restructing and other charges.

     2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.


                                      2